FIBERCORE, INC.

                      List of SICO Jena GmbH Quarzschmelze
                       Patents Assigned to FiberCore, Inc.




           Patent #             Filed            Content
           --------             -----            -------

  1.       DD 248 928 A3      10-26-81        Annealing of tube surfaces
  2.       DD 261 055 A3      10-06-86        Preforms for graded index fibers
  3.       DD 301 011 A7       6-09-88        Collapsing process
  4.       DD 300 163 A7       3-01-89        Rod with spiral
  5.       DD 299 878 A7       9-25-89        Z-burner
  6.       DD 288 515 A7      10-30-89        Refill valve
  7.       DD 295 197 A5       6-15-90        Inside thermostat for bubbler

                                 FIBERCORE, INC.


                   SUMMARY DESCRIPTION OF 7 PATENTS FROM SICO


DD248 928 A3 - Process to Improve Fused Silica Tubing

The invention is a process to refine fused silica tubing, particularly its inside surface, in order to create a high-value material required for products in the telecommunication and microelectronics field. The inventive task is to eliminate from the surfaces essentially all micropores, micro bubbles, micro inclusions and any desitrifcation centers. The process solves this problem by moving the tubing for a defined time span through a highly concentrated mixture of fluoride acid at a certain temperature and by injecting the tubing surfaces subsequently to a heat treatment of 1700-2000(degree)C.

DD 261 055 A3 - Preform for a Multimode Waveguide Fiber

The invention involves a preform for a MM fiber produced by the MCVD process and pursues the goal of achieving greater material efficiency. The step by step chemical vapor deposition process described is rather complex. Emphasis is at first on a particular Si02-Ge02-P205 composition of the preform waveguide core and secondly on the sequence and positioning of the gradient layers with the P205 concentration reaching a constant concentration level for all subsequent layers.

DD 301 011 A7 - Collapsing Coated Carrier Tubes

The invention concerns the collapsing of coated tubes into glass rods as per the MCVD process of making optical preforms. After applying core coatings of high optical quality on the inner tube surface, strong heat treatment is applied to cause the tube to collapse into (forming) a round rod. The optical and geometric quality of the preform normally suffers from the firing process. The invention provides for special conditions (pressure and gas flow manipulation) to minimize such detrimental effects.

DD 300 163 A7

The patent covers an invention which consists of an apparatus (see drawing) which secures continuous soot removal from the carrier tube as well as stabilizes the tube geometry in this MCVD process of making optical preforms.

DD 299 878 A7 - Device for Burner Positioning

The invention is a device improving the geometric design and positioning of the burners in a manner that heat zone and flame pressure effects are reduced and thus the quality and production economics are maintained.

DD 288 515 A7 - Improved Refilling of Evaporation Vessel

Specially designed bypass valves safeguard transfer of highest purity and chemically aggressive liquid dopants from storage containers into the actual evaporation chamber.

DD 295 197 A5 - System for Thermostat-controlled Chemical Vapor Deposition

The invented system for chemical vapor deposition as per the CVD process is designed to secure high temperature constancy for the dopant under varying filling and ambient conditions.

DEUTSCHE DEMOKRATISCHE REPUBLIK                      PAT E N T S C H R I F T

(12)     Wirtschaftspatent                             (19) DD (11) 248 928   A3

         Erteilt gema(beta)Gss.18Absatz 2 Patentgesetz      4(51)   C 03 C 15/02
                                                                    C 03 B 29/02

AMT FUR ERFINDUNGS - UND PATENTWESEN
-------------------------------------------------------------------------------

(21)     WP C 03 C/234 340            (22) 26.10.81              (45) 26.08.87
-------------------------------------------------------------------------------

(71)     siehe (72)
(72)     Schmid, Werner, Dipl. Phys., 6908 Jena-Winzerla, O(beta)maritzer Stra
(beta)e 7; Wichert, Friedel, Fischer, Johannes,  Dipl.-Ing.; Lau, Ruth; (Braune,
Hannelore;    Hofmann,   Christel;   Medicke,   Christine,   Dipl,   Chem.,   DD
-------------------------------------------------------------------------------

(54)     Verfahren zur Vergutung von Kieselglasrohren
-------------------------------------------------------------------------------

(57) Die Erfindung betrifft ein Verfahren zur Vergutong von Kieselglasrohren insbesondere deren Innenoberflache, mit dem Ziel, hochwertige Halbzeuge fur Erzeugnisse der Nachrichtenzechnik und Mikroelektronik zu schaffen. Die Aufgabe der Erfindung ist es, die zu vergutenden Oberflachen von Mikroporen, Mikroblasen, Mikroeinschlussen und Kristallisationszentren im wesentlichen zu befreien. Das wird erfindungsgema(beta) dadurch gelost, da(beta) die zu vergutenden Kieselglasrohre uber einen bestimmten Zeitraum in einem hochkonzentrierten Flu(beta)sauregemisch bestimmter Temperatur bewegt werden und die anschlie(beta)end neutralisierte Kieselglasoberflache einer Temperaturbehandlung von 1700(Degree)C-2000(Degree)C unterzogen wird.

DEUTSCHE DEMOKRATISCHE REPUBLIK                      PAT E N T S C H R I F T

 (12)     Wirtschaftspatent                            (19) DD (11) 261 055   A3

          Erteilt gema(beta)Gss.18Absatz 2 Patentgesetz    4(61)   C 03 B 37/018
                                                                    G 02 B  6/00

AMT FUR ERFINDUNGS - UND PATENTWESEN
-------------------------------------------------------------------------------

(21)     WP C 03 (beta)/295 047 0        (22) 0G.10.BG            (45) 19.10.88
-------------------------------------------------------------------------------

(71)    VEB JENA GLASWERK, Otto-Schott-Stra(beta)e 13, Jena, 6900, DD
(72)    Wichart, Friodal, Engfar, Hans. Dipl. Ing., Fook, Datlav, Dipl. Ing., DD
-------------------------------------------------------------------------------

(54)     Varform fur oine Multimode-Lichtleitfaser
-------------------------------------------------------------------------------

(67) Die Erfindung betrifft ejna Varlorm fur gino Multimode Lichtleitfaser, die nach dem MCVD Verfahren hargastolli wird, mit dem Zipl, den Materialpinsatz affoktiver zu gostalten. Die Erlindung bostaht darm, da(beta) der lictleitonda Kern der Vorform im Glassystom Si02-Ge02-P205 so gostafrut ist, da(beta) von don don Kurn bakfondon Gradientenschieton mindestens swai dor den Sparrschichten benachbarton au(beta)oron Gradiontoschiehton als brochzahtbostimmandon Dotenden nur P205-Konzontration auf ain tioforios, fur allo waitaren Gradientenschichter, konstant htoibondes Nivoau absinki und als wosentlich dia Brochzahl bostimmendor Dotand noch GeO2 mit sctichtweisa ontsprochand dem vorgogebonon Gradiantonprofil ansteigander Konzentration vorhanden ist.

(19) BUNDESREPUBLIK DEUTSCHLAND     PATENTSCHRIFT

(12)     Ausschlie(beta)ungspatent                          (11) DD 301 011   A7

         Erteilt  gema(beta)ss.18 Absatz 2                5(51)    C 03 B 37/018
         Patentgesetz der DDR
         vom 27.10.1983
         in Ubereinstimmung mit den entzprechenden
         Festlegungen im Einigungsvertrag

DEUTSCHES PATENTAMT
--------------------------------------------------------------------------------

(21)     DD C 03 B / 316 557 6      (22) 09. 06.88            (45) 24.09.92
--------------------------------------------------------------------------------

(72)     Fenk, Detlev, Dipl.-Ing.; Schmidt, Wolfgang, Dipl.-Ing., DE
(73)     Jenaer Gleswerk GmbH, Otto-Schott-Stra(beta)e 13, O-6900 Jena, DE
--------------------------------------------------------------------------------

(54) Verfahren zum Kollabieren von beschichteten Tragerrohren nach dem MCVD-Verfahren zur Herstellung von Lichtleitervorformen

-------------------------------------------------------------------------------

(55) Lichtleitervorform; Preform; MCVD-Verfahren; kreisformiger Glasstab; Kollabiertorgang; kollabieren; beschichtetes Tragerrohr; Knallgasbrenner; Gasstrom; Kollabierdurchlaufe; Druckverhaltnisse; Unterdnuck; Austragsende; Eintragsende; hei(beta)e Zone; Brechzahleinbruch; Mittendip; Ovalitat

(57) Die Erfindung bertrifft den Kollabiervorgang von beschichteten Tragerrohren zu kreisformigen Glasstaben im MCVD-Proze(beta) der Lichtleitervorformherstellung, wobel nach dem Auftragen von Schichten hoher optischer Qualitat im Innern eines Tragerrohres dieses durch Einbringen erhohtar Energie mittels eines Knallgasbrenners zu einem kreisformigen Glasstab zusammensinkt und wobei die optische und geometrische Qualitat der Lichtleitervorform durch die Strommungs-und Druckverhaltnisse wahrend des Kollablervorganges beeinflu(beta)t werden. Erfindungsgema(beta) wird wahrend des gesamten kollabierprozesses am Austragsende des beschichteten Tragerrohres ein Unterdruck angelegt, wobei das Eintragsende des beschichteten
         Tragerrores mit dieser Unterdruckseite verbunden ist, und weiterhin wird eine hel(beta)e Zone, die durch einen Knaligasbrenner erzaught wird, entegen der Stromungsrichtung eies gleichzeitig durch das beschichtete Tragerrohr geleiteten Gasstromes gefuhrt, wobei wahrend wenigstens eines der aufeinanderfolgenden Kollabierdurchlaufe die Durchflu(beta)menge des Gasstromes verringert und die Breite der heiben Zone vergro(beta)ert wird.

(19) BUNDESREPUBLIK DESSCHLAND                       PATENTSCHRIFT

(12)     Ausschlie(beta)ungspatent                   (11)  DD 300 163        A7
         Erteilt gema(beta)ss.18 Absatz 2           5(51)     C   03 B   37/018
         Patentgesetz der DDR
         vom 27.10.1983
         in Ubereinstimmung mit den entsprechenden
         Festlegungen im Einigungsvertrag

DEUTSCHES PATENTAMT
-------------------------------------------------------------------------------

(21)     DD C 03 B / 326 105 3         (22)  01.03.89        (45)  27.05.92
-------------------------------------------------------------------------------

(71)     VEB JENA GLASWERK, Otto-Schott-Stra(beta)e 13, O - 6900 Jena, DD
(72)     Muller, Walter, Dr. Rer. Nat. Dipl. - Chem.; Fenk, Detlev,  Dipl.-Ing.:
         Engler, Hans, Dipl. - Ing.: Eisenhardt, Heidrun, Dipl.-Phys.; Knoch, Hardo, Dipl.-Ing., DE

(73)    JENA   Glaswerk   GmbH,   Otto-Schott-Stra(beta)e   13,   0-6900  Jena;
         Physikalisch-Technisches     Institut    Jena,    O-6900    Jena,    DE
--------------------------------------------------------------------------------

(54) Vorrichtung zum kontinuierlichen Ru(beta)austrag aus Tragerrohren und zur Stabillisierung der Tragerrohrgeometrie im MCVD-Proze(beta) zur Lichtleitervorformherstellung

(55)     Lichtleitervorform;      Preform;      MCVD-Verfahren;      Tragerrohr;
         Ru(beta)austragsrohr;        Konus;       Glasru(beta);       Ru(beta);
         Tragerrohrgeometrie; Hohlwendel; Stab; Glasstab; Ru(beta)etransport; rotierendes Mittel; Beschichtungsvorgang

(57) Die Erfindung betrifft die Ausgestaltung eines rotierenden Mittels im Ru(beta)austragsrohr von Vorrichtungen zur Herstellung von Lichteltervorformen nach dem MCVD-Verfahren. Erfindungsgema(beta) besteht das rotierende Miteel aus einer Hohlwendel und einemn darin angeordneten Stab, die in einem Ru(beta)austragsrohr drehbar gelagert angeordnet sind, wobei sich das Ru(beta)austragsrohr mit arweitertem Querschnitt uber einen Konus an das zu beschichtende Tragerrohr anschlie(beta)t. Gunstige Ausfuhrungsformen sind, wenn Hohlwendel oder Stab in den Konus hineinragen, wobei das Ende der Hohlwendel oder des Stabes derart gestaltet sind, da(beta) dieses etwa parallel zur Konuswand vertauft und annahernd die Lange der Seitenlinie des Konus aufweist. Es tritt der uberraschende Effekt ein, da(beta) diese Vorrichtung einen kontinuierlichen Ru(beta)austrag aus dern Tragerrohr bewirkt und gleichzeitig zur Stabilisierung der Tragerrohrgeometrie beitragt, wodurch die Gebrauschswerte der hergestellten Vorforman fur die Lichtleiternachrichtenubertrag8ng verbassert werden. Besonderes Anwandungsgebiet liegt bei Tragerrohrvorrichtungen mit gro(beta)en Beschichtungslangen. Fig. 1

(19) BUNDESREPUBLIK DEUTSCHLAND             PATENTSCHRIFT

(12)     Ausschlie(beta)ungspatent                    (11)    DD 299 878     A7
         Erteilt gema(beta)ss.18 Absatz 2            (51)     C   03 B   37/018
         Patentgesetz der DDR
         vom 27.10.1983
         in Ubereinstimmung mit den entsprechenden
         Festlegungen im Einigungsvertrag

DEUTSCHES PATENTAMT
-------------------------------------------------------------------------------

(21)     DD C 03 B / 332 930 5        (22)  25.09.89             (45)  14.05.92
-------------------------------------------------------------------------------

(71)     VEB JENA GLASWERK, Otto- Schott-Stra(beta)e 13, 0 - 6900 Jena, DE
(72)     Fenk,  Detlev,  Dipl.-Ing.;   Schmidt,  Wolfgang,   Dipl.-Ing:  Menzel,
         Andreas, Dipl. -Ing, DE
(73)     Jenaer Glaswerk GmbH, Otto-Schott-Stra(beta)e 13, 0 - 6900 Jena, DE
--------------------------------------------------------------------------------

(54) Vorrichtung zurWarmebeaufschlagung von Kieselglastragerrohren zur Herstellung von Lichtleiter-Vor-formen nach dem MCVD-Verfahren
--------------------------------------------------------------------------------

(55) Lichtleitervorform: Preform; MCVD -Verfahren; Tragerrohre; synthetisches Kieselglas; Warmebeaufschlagung; Brenner; Drehbankbett; Tragerrohrumfangsflache: Tragerrohrechse; Knaligasflamme; hei(beta)e Zone; Flammenpre(beta)druckverhaltnisse

(57) Die Erfindung betrifft die raumliche Anordnung und geometrische Gestaltung von Einzelbrennern zur Warmebeaufschlagung von Kieselglastragerrohren, wobei die Breite, die Form und der Aufbau der durch die Knallgasflammen erzeugten hei(beta)en Zone sowie die Flammenpre(beta)druckverhaltnisse am Umfang und Iangs des Tragerrohres antscheidend die Qualitat der hergestelltan Lichtleitervorformen und die Okonomie des Herstellungsprozesses beeinflussen. Als Hauptmerkmal der Erfindung bestehen die Einzelbrenner aus einem zylindrischen Korper, deren Mantelflache durch zwei ebene, gegenuberliegenda, zueinander geneigte Flachen unterbrochen ist, liegt der Schnittpunkt der veriagerten Symmetrieachsen der einzelbrenner im Mittelpunkt der durch den Durchmesser des Tragerrohres beschriebenen Kreisflace, wobei der Schnittpunktwinkel der verlangerten Symmetrieachse zweier benachbarter Einzelbrenner mindestens 20(Degree) und hochstens 30(Degree) betragt, und weisen benachbart angeordnete Einzelbrenner an jeweils einer ebenen geneigten Flache eine gemeinsame Beruhhrungskante bzw. - flache auf. Fig. 1.

19) BUNDESREPUBLIK DEUTSCHLAND              PATENTSCHRIFT

(12)     Ausschlie(beta)ungspatent                   (11)    DD 288 515      A7
         Erteilt gema(beta)ss.18 Absatz 2                 5(51)  F  17  C 13/00
         Patentgesetz der DDR                                     C 23  C 16/44
         vom 27.10.1983
         in Ubereinstimmung mit den entsprechenden
         Festlegungen im Einigungsvertrag

DEUTSCHES PATENTAMT
-------------------------------------------------------------------------------

(21)     DD F 17 C / 333 992 6       (22)  30.10.89          (45)  04.04.91
--------------------------------------------------------------------------------

(71)     siehe (73)
(72) Coriand, Frank, Dipl.-Phys.; Menzel, Andreas, Dipl. -Ing, Lietz, Uwe, Dipl.-Ing.; Vehihaber, Bernd, Dipl.-Ing.; Sondermann, Monika, DE

(73)     JENA GLASWERK, Otto-Schott-Stra(beta)e 13, 0 - 6900 Jena, DE
------------------------------------------------------------------------------

(54)     Anordnung  zum  Befullen  eines   Verdampfungsgefa(beta)es   aus  einem
         Vorratsgefa(beta) fur den CVD-Proze(beta)
------------------------------------------------------------------------------

(55)     CVD;      chemische      Dampfabscheidung;       Dotierungsflussigkeit;
         Verdampfungsgefa(beta); Sammier, befullen, spulen; Oberlaufgefa(beta); Bypass; Leitungssystem; Lichtleiter-Vorform

(57) Anordnung zum Befullen eines Verdampfungsgefa(beta)es aus einem Vorratsgefa(beta) mit reinstan aggressiven Dotierungsflussigkeiten, dis speziell beim Verfahren der chemischen Dampfabschsidung (CVD-Verfahren) seine Anwendung findet z. B. Zur Herstellung von Lichtleiter-Vorformen, Ziel der Erfindung ist es bei einfacher Handhabung und geringem technischen Aufwand ein sicheres, verunreinigungsfreies Befullen eines Vardampfungsgefa(beta)es aus einem vorratsgefa(beta) mit reinsten aggressiven Dotierungsflussigkeiten bei gleichzeitiger Gewarleistung einer hohen Reinheit der bereits im Vorrats-bzw. Verdampfungsgefa(beta) befindlichen Menge en Dotierungsflussigkeit rowie des mit Dotierungsflussigkeit in Verbindung kommenden Leitungssystem, einschlis(beta)lich der Ventile und Verbindungselemente zu erreichen. Dss wird erreicht, Indern sich in Durchstromungsrichtung des gasfomigen Mediums zwischen dem Ventil am Elngang und dern Ventil am Ausgang des Vorretsgefa(beta)es ein Bypass mit Ventil befindet, und das die Verbindung zwischen dem Ausgang des Vorratsgefa(beta)es fur Dotierungsflussigkeiten undurchlasigen Abzwaig fur die Verbindung zum Sammier auf dem Oberlaufgefa(beta) enthalt. Der Sammier ist derart gestaitet, da(beta) mindestens swei Verdampfar angeschlossen werden konnen und ein Eindringen von dotierten Gasen aus dem Oberluafgefa(beta) in des Leitungssystem durch standinges Spulen verhindert wird. Fig. 1.

19) BUNDESREPUBLIK DEUTSCHLAND              PATENTSCHRIFT

(12)     Ausschlie(beta)ungspatent                         (11)    DD 295 197 A5
         Erteilt gema(beta)ss.17 Absatz 1                   5(51)  C 23  C 16/54
         Patentgesetz der DDR                                      C 23  C 16/52
         vom 27.10.1983
         in Ubereinstimmung mit den entsprechenden
         Festlegungen im Einigungsvertrag

DEUTSCHES PATENTAMT
--------------------------------------------------------------------------------
(21)     DD C 23 C / 341 694 8          (22)  15.06.90          (45)  24.10.91
--------------------------------------------------------------------------------

(71)     siehe (73)
(72) Menzel, Andreas, Dipl. -Ing, Coriand, Frank, Dipl.-Phys.; Menge, Rolf, Dipl. -Ing. DE

(73)     VEB JENA GLASWERK, Otto-Schott-Stra(beta)e 13, 0 - 6900 Jena, DE
--------------------------------------------------------------------------------

(54)     Anordnung    zur    Verdampfung    von    Dotierungsflussigkeit    beim
         CVD-Proze(beta)
--------------------------------------------------------------------------------
(55)     CVD;      chemische      Dampfabscheidung;       Dotierungsflussigkeit;
         Thermostatierung;   Warmetauschergefa(beta);    Verdampfungsgefa(beta);
         Tragergasvolumenstrom;    Kurzschlu(beta)leitung;   Fullstandssensoren;
         Lichtleiter-Vorform; Dotierungsflussigkeitstemperatur
(57) Anordnung zur Verdampfung von Dotierungsflussigkeiten, kie speziell bei Verfahren der chemischen Dampfabscheidung (CVD-Verfahren)O ihre Anwendung finden, Ziel der Erfingung ist die Schaffung einer Anordnung zur Verdampfung von Dotierungsflussigkeiten, bestehend aus wenigstens swei Verdampfungsgefa(beta)en aus Glas und einem Thermostaten. Dabei soll die Beladung des Tragergases bis zu einer gewissen Minimalfullhohe bei konstanter Dotierungsflussigkeitstemperatur und unabhangig von unterschiedlichen F:ullvolumina und schwankenden umgebungstemperaturen erfolgen. Des weiteran soll bei der Reihenschaltung von wenigstens zwei
         Verdampfungsgefa(beta)en        das       jeweils        vorgeschaltete
         Verdampfungsgefa(beta) sicher drucklos geschaltet werden und der Fullstand kontrollierber sein. Dies wird erreicht, indern im unteren Teil jedes der in Reiche gescalteten Verdampfungsgefa(beta)e jeweils ein mit mindestens' pinem separaten Eingangs und Ausgangsstutzen verseenes, mit termostatieter Flussigkeit durcstromtes
         Warmetauscergefa(beta)       angeordnet       ist,       wobei      die
         Warmetauschergefa(beta)e in Reiehe mit einer bzg. Tragergasstromrichtung im Gegenstro arbeitenden Thermostatiervornictung verbunden sind, da(beta) weiterhin bei der Reihenschaltung jedes
         bezuglich.       Tragergasdurchstromungsrichtung      nicht      letzte
         Verdampfungsgefa(beta) zusatzlich uber aine separate Kurzalclu(beta)leitung mit integriertern Vantil mit dem Ausgang des nacfolgenden oder letzen Verdampfungsgefa(beta)es verbunden ist und-da(beta) die Verdampfungsgefa(beta)e au(beta)en voilstandig mit einer warnteisolieranden Schicht umgeben sind, die in wenigsters einem genugen breiten Bereich aus einem durshsichtigen Material gestaltest sind. Figur

008970176         WPI Acc No: 92-097445/13
XRAM Acc No: C92-045305
XRPX Acc No: N92-072871    *Image available*

         Liq. dopant evapn. system for chemical vapour deposition - has thermostat controlled series-connected evapn. vessels, for optical fibre preform

Patent Assignee: (JENA) VEB  JENA GLASWER

Author (Inventor): MENZEL A; CORIAND F; MENGE R

         Number of Patents: 001

         Patent Family:
         CC Number                  Kind             Date              Week

         DD 295197                  A                911024   9213 (Basic)

Priority Data (CC No Date): DD 341694 (900615)

Abstract (Basic): DD 295197

         System, comprises two glass evapn. vessels and a thermostat, each vessel having a carrier gas inlet tube extending down to near the vessel bottom and having an outlet above the doping liq. level, the outlet of the first vessel connected to the inlet tube of the second vessel. Lower portion of each externally insulated vessel (1,11) contains a heat exchanger (4,14) with an inlet (5,15) and an outlet (6,16), the outlet (16) of the heat exchanger (14) of the second vessel (11) connected to the inlet (5) of the heat exchanger (4) of the first vessel (1), while the outlet (6) of the first vessel heat exchanger
(4) and the inlet (15) of the second vessel heat exchanger (14) are connected to a thermostat (20). The thermostat (20) controls the temp. of liq. passing through the heat exchangers (4,14) in the direction opposite to carrier gas passage through the vessels (1,11). The first vessel outlet is connected to the second vessel outlet by a separate short circuit line (9) fitted with a valve
(10).

USE/ADVANTAGE - Optical fibre preform prodn.. It provides high temp. constancy of the liq. dopant independent of vessel filling levels and fluctuating ambient conditions, has low energy costs and has a simple design. @(12pp Dwg.No.l/l)@

Derwent Class:  L03; M13; V07
Int Pat Class: C23C-016/54